  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1997.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ------------

                          COMPAQ COMPUTER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                76-0011617
 (STATE OR OTHER JURISDICTION OF                    (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)


                                                     J. DAVID CABELLO
          20555 S.H. 249                        COMPAQ COMPUTER CORPORATION
      HOUSTON, TEXAS 77070                            20555 S.H. 249
         (281) 370-0670                            HOUSTON, TEXAS 77070
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE           (281) 370-0670
NUMBER,INCLUDING AREA CODE, OF REGISTRANT'S  (NAME, ADDRESS, INCLUDING ZIP CODE,
  PRINCIPAL EXECUTIVE OFFICES)                AND TELEPHONE NUMBER, INCLUDING
                                               AREA CODE, OF AGENT FOR SERVICE)

                                  ------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
     If the only securities being registered on this form are being offered to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
         -----------------------------------------------------------------------------------------
            Title of          Amount      Proposed maximum     Proposed maximum      Amount of
          shares to be        to be          aggregate            aggregate         registration
           registered       registered     price per share       offering price         fee
         -----------------------------------------------------------------------------------------
           Common Stock
         $0.01 par value    10,000,000       $63.125(1)          $631,250,000(1)      $191,288(1)
         -----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 based upon the average of the high and low prices of the Common Stock reported in the New York Stock Exchange consolidated reporting system on November 14, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

 [COMPAQ LOGO]
                          COMPAQ COMPUTER CORPORATION
                           SHAREHOLDER INVESTOR PLAN

                       10,000,000 Shares of Common Stock

     Compaq Computer Corporation is pleased to offer you the opportunity to participate in its Shareholder Investor Plan. The Plan is designed to provide you with a convenient method to purchase shares of Compaq common stock and to reinvest cash dividends in the purchase of additional shares.

     Key features of the Plan:

          Enrollment: If you currently own Compaq common stock, registered in your name, you may participate in the Plan by completing and returning an enrollment form. If you own Compaq stock but your shares are currently held by a bank or broker in its name (that is, in "street name"), you will need to register the shares in your name and then complete an enrollment form.

          If you do not currently own any shares of Compaq common stock, you may join the Plan by completing an enrollment form and making an initial cash investment of at least $250.

          Additional Investments: Once you have enrolled, you may make additional investments in any amount from $50 to $10,000 per month by check or money order or through automatic monthly deductions from a qualified bank account.

          Dividend Reinvestments: You may reinvest all, some or none of your cash dividends in additional shares of Compaq common stock. You may change your reinvestment election at any time.

          Safekeeping of Shares: All shares of Compaq common stock purchased through the Plan will be held by the Plan Administrator in book-entry form in your account. If you hold Compaq common stock certificates outside of the Plan, you may deposit those certificates for safekeeping with the Plan Administrator, and those shares will be reflected in your Plan account.

          Sale of Shares: You may sell all or any portion of Compaq common stock reflected in your Plan account through the Plan. You may also request to receive a certificate for these shares and sell the shares outside the Plan.

          Fees: There are certain enrollment, investment, brokerage and sales fees associated with the Plan.

          More Information: For more information about the Plan, call the Plan's toll free number (1-888-218-4373) or see Compaq's website at http://www.compaq.com.

                       Prospectus dated November 21, 1997

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF ANY OTHER INFORMATION OR REPRESENTATIONS ARE GIVEN OR MADE, YOU MUST NOT RELY UPON THEM AS HAVING BEEN AUTHORIZED.

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of Compaq common stock in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan to persons who are not record holders of Compaq common stock are offered only through a registered broker/dealer in those jurisdictions.

     Neither the delivery of this Prospectus nor any sale made hereunder should be deemed to imply that there has been no change in the affairs of Compaq since the date of this Prospectus or that the information herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS
                                                                            Page

       Information About Compaq .............................................
       Information About the Plan ...........................................
                Eligibility and Enrollment ..................................
                Additional Investments.......................................
                Dividends....................................................
                Source of Stock..............................................
                Sale of Shares ..............................................
                How Shares are Held .........................................
                Gifts and Transfers of Shares................................
                Withdrawal from the Plan ....................................
                Administration ..............................................
                Additional Information ......................................
       Tax Consequences......................................................
       Available Information.................................................
       Incorporation of Documents by Reference ..............................
       Use of Proceeds ......................................................
       Legal Matters ........................................................
       Experts ..............................................................

INFORMATION ABOUT COMPAQ

     Founded in 1982, Compaq Computer Corporation is a worldwide information technology company. Compaq is the fifth largest computer company in the world and the largest global supplier of personal computers. With worldwide sales of $20 billion in 1996, Compaq develops and markets hardware, software, solutions and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, networking and communication products, commercial desktop and portable products and consumer PCs. Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Compaq markets its products primarily to business, home, government, and education customers. Compaq's principal executive offices are located at 20555 S.H. 249, Houston, Texas 77070, telephone (281) 370-0670.

INFORMATION ABOUT THE PLAN

ELIGIBILITY AND ENROLLMENT

1.   How does a Compaq shareholder enroll in the Plan?

     If you are already a Compaq shareholder of record (that is, if you own shares that are registered in your name, not your broker's), you may enroll in the Plan simply by completing and returning an enrollment form.

2. I already own shares, but they are held by my bank or broker and registered in "street name." How can I participate?

     If you currently own shares of Compaq common stock that are held on your behalf by a bank or broker (that is, in "street name"), you will need to arrange with your bank or broker to have at least one share registered directly in your name in order to be eligible to participate. Once the shares are registered in your name, you can complete an enrollment form.

3.   I'm not currently a shareholder. May I participate in the Plan?

     If you currently do not hold shares of Compaq common stock, you may enroll in the Plan by completing an enrollment form for new investors and making an initial investment of at least $250 by check or money order.

4.   Are there fees associated with enrollment?

     Participation in the Plan is subject to the following fees. These fees may change at any time and you will be notified of any changes.

               One-time enrollment fee in direct purchase plan           $10.00*
               Direct purchase investment fees:
                        For each check or money order                    $ 5.00
                        For each automatic debit                         $ 2.50
               Brokerage trading fees:

                           direct purchase fee (per share)               $  .04
                           sales fee (per share)                         $  .07
                  Fee on each sale of shares                             $10.00
                  Fee for bounced check or rejected
                      automatic deductions                               $20.00

                  *Will be deducted from your initial investment.

     There are no enrollment, investment or brokerage fees under the dividend reinvestment portion of the Plan.

5.   Who may participate in the Plan?

     All U.S. citizens are eligible to participate, whether or not they are currently shareholders. Foreign citizens are eligible to participate as long as their participation would not violate any laws in their home countries.

ADDITIONAL INVESTMENTS

6.   What are the minimum and maximum amounts for additional investments?

     The minimum amount for additional investments is $50 and the maximum amount is $10,000 during any calendar month.

7.   How do I make an additional investment?

     You may send a check or money order payable in U.S. dollars to "Compaq Computer Corporation Shareholder Investor Plan." Cash and third-party checks are not allowed. Checks or money orders must be accompanied by the appropriate section of your account statement and mailed to the Compaq Computer Corporation Shareholder Investor Plan, c/o BankBoston, N.A., P.
     O.  Box 8040, Boston, Massachusetts 02266-8040.

8. May I have additional investments automatically deducted from my bank account?

     Yes. You may authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association.

     o To initiate this service, you must send a completed "Automatic Deduction Service" form to the Plan Administrator.

     o To change any aspect of the instruction, you must send a revised "Automatic Deduction Service" form to the Plan Administrator.

     o To terminate the deductions, you must notify the Plan Administrator in writing.

     Initial set-up, changes and terminations to the automatic deduction instructions will be made as soon as practicable. Once automatic deductions begin, funds will be deducted from your designated account on the 15th of each month, or the next business day if the

     15th is not a business day. Purchases of shares will be made on the third business day following the 15th.

9.   Will I be charged fees for additional investments?

     Yes. For any investment made by check or money order, an investment fee of $5.00 will be deducted at the time of the investment. An investment fee of $2.50 per investment will be deducted for any investment made by automatic monthly deduction. In addition, the purchase price will include a brokerage commission of $.04 per share.

10.  How are payments with "insufficient funds" handled?

     If the Plan Administrator does not receive credit for a payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Plan Administrator will immediately remove from your account any shares purchased in anticipation of receiving such funds. If the net proceeds from the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance. In addition, an "insufficient funds" fee of $20 will be charged. The Plan Administrator may place a hold on the Plan account until the "insufficient funds" fee is received from you, or may sell shares from your account to satisfy any uncollected amounts.

11.  When will shares be purchased?

     The Plan Administrator will buy shares each week, beginning on Tuesday (or the next business day) if your funds are received no later than two business days before that Tuesday.

12.  What is the price of shares purchased under the Plan?

     The purchase price for your shares will be the average price per share paid by the Plan Administrator for all purchases made that week for Plan participants.

     For automatic monthly purchases, shares will be purchased during the week after the week of the 15th, beginning on Tuesday of that week, if your enrollment material is received by the last business day of the previous month.

     The Plan Administrator will use your investment to purchase as many full shares as possible and will use any amount remaining to purchase a fraction of a share (computed to three decimal places).

DIVIDENDS

13.  Must my dividends be reinvested automatically?

     No. You may elect partial or no reinvestment of your dividends by completing the appropriate form obtained from the Plan Administrator. Unless you make an election, all cash dividends on shares you hold outside of the Plan will be paid to you and dividends on shares in your Plan account will be reinvested automatically in additional shares of Compaq common stock. If you choose partial investment, you must identify the percentage of shares in your account on which you would like to receive cash dividends. No fees will be charged in connection with dividend reinvestments.

14.  When will my dividends be reinvested and at what price?

     The reinvestment of your dividends will generally begin within three business days following the dividend payment date and will normally extend over a two to five day period. The price of shares purchased with the dividends will be the weighted average price of all shares purchased with reinvested dividends.

SOURCE OF STOCK

15.  What is the source of Compaq stock purchased through the Plan?

     At Compaq's option, share purchases will be made in the open market or directly from Compaq. Share purchases in the open market may be made on any stock exchange where Compaq common stock is traded or by negotiated transactions on such terms as the Plan Administrator may reasonably determine. Neither Compaq nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the Plan Administrator.

SALE OF SHARES

16.  How do I sell my Plan shares?

     You can sell some or all of the shares in your Plan account by providing written instructions to the Plan Administrator. Each account statement you receive will have a form for this purpose. You can also sell your shares by calling the Plan Administrator.

     The Plan Administrator will sell shares daily. The sale price for your shares will be the average price per share received by the Plan Administrator for all sales made that day for Plan participants. A $10.00 service charge and a brokerage commission (currently $.07 per share) will be deducted from your sale proceeds.

     Please note that the Plan Administrator is not able to accept instructions to sell on a specific day or at a specific price.

     If you prefer, you can withdraw shares from the Plan, at no cost to you, and sell them through a broker of your own choosing. Shares will normally be mailed to you within five business days of receipt of your instructions.

     If you sell a portion of your shares, the Plan Administrator will continue to reinvest the dividends on the percentage of shares authorized by you.

HOW SHARES ARE HELD

17.  How does the custodial service (book-entry shares) work?

     All shares of Compaq stock that are purchased through the Plan will be held by the Plan Administrator and reflected in book-entry form in the participant's account on the records of the Plan Administrator. A Plan participant who holds Compaq common stock certificates outside the Plan may also, at any time, deposit those certificates for safekeeping with the Plan Administrator, and the shares represented by the deposited certificates will be included in book-entry form in the participant's account.

18.  How do I deposit my Compaq stock certificates with the Plan Administrator?

     To deposit certificates into the Plan, you should send your certificates, by registered and insured mail, to the Plan Administrator, with written instructions to deposit those shares in your Plan account. The certificates should not be endorsed and the assignment section should not be completed.

19.  Are there any charges associated with this custodial service?

     No. There is no cost to you either for having the Plan Administrator hold the shares purchased for you through the Plan or for depositing with the Plan Administrator the stock certificates you hold into your account.

20.  How may I receive a stock certificate?

     Normally, stock certificates for shares purchased under the Plan will not be issued, rather shares will be registered in the name of the Plan Administrator or its nominee and credited to your Plan account. However, you may request a stock certificate by calling the Plan Administrator. There is no charge for this service. Stock certificates for fractional shares, however, will not be issued in any circumstances.

GIFTS AND TRANSFERS OF SHARES

21.  Can I transfer shares that I hold in the Plan to someone else?

     Yes. You may transfer ownership of some or all of your Plan shares by sending the Plan Administrator written transfer instructions. Signatures of all registered holders must be "Medallion Guaranteed" by a financial institution. Most banks and brokers participate in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner of the participant's account.

     You may transfer shares to new or existing Compaq shareholders; however, a new Plan account will not be opened for a transferee as a result of a transfer of less than one full share. If you are opening a new Plan account for a transferee, you must include an enrollment form with the gift/transfer instructions.

WITHDRAWAL FROM THE PLAN

22.  How do I close my Plan account?

     You may terminate your participation in the Plan either by giving written notice to the Plan Administrator or by completing the appropriate section of your account statement and returning it to the Plan Administrator. Upon termination, you must elect either to receive a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional share, or to have all of the shares in your Plan account sold for you as described above and pay applicable fees and commissions.

     The Plan Administrator will send you your proceeds, without interest, or your certificates as soon as practicable. If a notice of withdrawal is received on or after the record date but before the related dividend payment date, a separate dividend check will be mailed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to you and not reinvested in Compaq common stock.

ADMINISTRATION

23.  Who administers the Plan?

     The Plan is administered by BankBoston, N.A., Compaq's stock transfer agent, registrar and dividend disbursing agent. As Plan Administrator, BankBoston acts as agent for Plan participants and keeps records, sends statements and performs other duties relating to the Plan.

     Purchases and sales of Compaq common stock under the Plan are made by an independent broker-dealer acting as purchasing agent for Plan participants. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan are offered through an independent broker-dealer.

24.  How do I contact the Plan Administrator?

     To request enrollment packages or for other questions, please call:
     1-888-218-4373

     or write to:
     Compaq Computer Corporation Shareholder Investor Plan
     c/o BankBoston, N.A.
     P. O. Box 8040
     Boston, Massachusetts 02266-8040

     or refer to the Plan Administrator's website:
     http://www.EquiServe.com

     When communicating with the Plan Administrator, you should have available your account number and taxpayer identification number.

25. What kind of reports will be sent to participants in the Plan?

     You will receive a quarterly statement of account activity. Supplemental account statements will be provided for any month in which you make a cash investment or deposit, transfer or withdraw shares. You will also receive transaction statements promptly after each sale of shares under the Plan. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. In addition, you will receive all communications sent to other shareholders, such as annual reports and proxy statements.

ADDITIONAL INFORMATION

26.  How would a stock split or stock dividend affect my account?

     Any shares resulting from a stock split or stock dividend paid on shares held in custody for you by the Plan Administrator will be credited to your book-entry position. Of course, you may request a certificate at any time for any or all of your shares.

27.  How do I vote my Plan shares at shareholders' meetings?

     You will be sent a proxy statement in connection with each meeting of Compaq's shareholders, together with a proxy card representing the shares held in your Plan account. This proxy card, when duly signed and returned, will be voted as you indicate. Your voting will be confidential in accordance with Compaq's policy on confidential voting. Fractional shares will be aggregated and voted in accordance with the participants' directions. If the proxy card is not returned or if it is returned unsigned, the shares will not be voted.

28.  Can the Plan be changed?

     We may add to, modify or discontinue the Plan at any time. We will send you written notice of any significant changes.

     Upon discontinuance of the Plan, we will return to you any uninvested automatic deductions from your bank account, issue free of charge a certificate for full shares credited to your account and pay you in cash for any fractional shares credited to your account.

29.  What are the responsibilities of Compaq and the Plan Administrator?

     Neither Compaq nor the Plan Administrator, Bank Boston, N.A., will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, as described in this Prospectus and on the forms that accompany each investment or activity.

     Participants should recognize that neither Compaq nor the Plan Administrator can promise a profit or protect against a loss on the common stock purchased under the Plan.

     Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Compaq Board of Directors in its discretion, depending upon future earnings, the financial condition of Compaq and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice

TAX CONSEQUENCES

     You should consult with your tax advisor for a complete analysis of the tax consequences of participating in the Plan. Cash dividends reinvested under the Plan will be taxable for U.S. Federal income tax purposes as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Plan Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

     You will not realize gain or loss for U.S. Federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the receipt of cash for fractional shares held in the Plan. You will also realize gain or loss when whole shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis therefor. In order to determine the tax basis for shares in your account, you should retain all account and transaction statements.

     Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Plan Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Internal Revenue Service regulations. Where applicable, this withholding tax is determined by treaty between the U.S. and the country in which the participant resides. In addition, dividends paid on shares in Plan accounts are subject to the "backup withholding" provisions of the Internal Revenue Code. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of Compaq common stock.

AVAILABLE INFORMATION

     Compaq files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Compaq at the SEC's public reference rooms in Washington, D.C., New York City and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Compaq's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Compaq's common stock is listed on The New York Stock Exchange and Compaq's SEC filings and other information may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York, 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by Compaq with the SEC under the Securities Act of 1933. As allowed by SEC rules, this

Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows Compaq to "incorporate by reference" information into this Prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The following documents have been previously filed with the SEC and are incorporated by reference into this Prospectus.

          1. Compaq's Annual Report on Form 10-K for the year ended December 31, 1996;

          2. Compaq's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

          3. Compaq's Current Reports on Form 8-K as filed on October 16, 1997 and November 21, 1997; and

          4. The description of the Compaq's common stock contained in Compaq's Registration Statement on Form 8-A.

     Compaq is also incorporating by reference additional documents that we may file with the SEC between the date of this Prospectus and the date of the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. To the extent that information in these documents may be different or contradictory, you should rely on the information contained in the most recent filing.

     You may obtain documents incorporated by reference from Compaq without charge, except the exhibits (unless we have specifically incorporated by reference an exhibit in this Prospectus), by writing to:

                  Compaq Computer Corporation
                  20555 SH 249
                  Houston, Texas 77070
                  Telephone: (800) 433-2391
                  Attention:  Investor Relations
                  web site: http://www.compaq.com

USE OF PROCEEDS

     At present, we expect the Plan Administrator to purchase Compaq shares in the open market. As a result, Compaq will not receive any proceeds. If the Plan Administrator purchases shares for the Plan from Compaq, the net proceeds will be used for general corporate purposes.

LEGAL MATTERS

     The legality of the common stock offered by this Prospectus has been passed upon for Compaq by Linda S. Auwers, Vice President and Associate General Counsel of Compaq. Ms.

Auwers has options to purchase Compaq common stock, owns shares of Compaq common stock as a participant in an employee benefit plan, and she is eligible to participate in the Plan.

EXPERTS

     The consolidated financial statements incorporated by reference to Compaq's Current Report on Form 8-K as filed on November 21, 1997 have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following are estimates of expenses in connection with the distribution of the Prospectus.

            Registration fee                                     $      191,288
            Accounting fees and expenses                                  5,000
            Legal fees and expenses                                      12,000
            Printing fees                                                20,000
            Distribution costs                                           10,000
                                                                 -- ------------
            Total:                                               $      238,288

Item 15. Indemnification of Directors and Officers.

     Exculpation. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit.

     Compaq's Restated Certificate of Incorporation limits the personal liability of a director to Compaq and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

     Indemnification. Delaware law permits a corporation to indemnify its officers and directors under any circumstances.

     Compaq's Bylaws provide for indemnification of directors and officers of Compaq against liability to the fullest extent permitted by applicable law.

     Insurance. Compaq has in effect directors' and officers' liability insurance and fiduciary liability insurance.

Item 16. Exhibits.

3.1 Restated Certificate of Incorporation of Compaq Computer Corporation (incorporated by reference to Exhibit 3.1 to Registrant's Form 10-Q for the quarter ended September 30, 1996).

3.2      Bylaws of Compaq Computer Corporation (incorporated by reference to
         Exhibit 3.2 to Registrant's Form 10-Q for the quarter ended September 30, 1997).

5.1      Opinion of Linda S. Auwers, Esq.

23.1     Consent of Price Waterhouse L.L.P.

23.2     Consent of Linda S. Auwers, Esq. (included in Exhibit 5.1).

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions described in Item 15 above, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 20, 1997.


                                        [S]
                                        COMPAQ COMPUTER CORPORATION



                                        By: /s/ Eckhard Pfeiffer
                                           ------------------------
                                                Eckhard Pfeiffer
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Eckhard Pfeiffer, Earl L. Mason and J. David Cabello, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and additional registration statements pursuant to Rule 462) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 20, 1997.

Signature                                           Title
---------                                           -----

/s/ Eckhard Pfeiffer                   President, Chief Executive Officer
-------------------------              and Director
(Eckhard Pfeiffer)


/s/ Earl L. Mason                       Senior Vice President and Chief
-------------------------               Financial Officer (principal financial
(Earl L. Mason)                         and accounting officer)



/s/ Benjamin M. Rosen                   Chairman of the Board of Directors
-------------------------
(Benjamin M. Rosen)

/s/ Lawrence T. Babbio, Jr              Director
-------------------------------------
(Lawrence T. Babbio, Jr.)


/s/ Robert Ted Enloe, III               Director
-------------------------------------
(Robert Ted Enloe, III)


/s/ George H. Heilmeier                 Director
-------------------------------------
(George H. Heilmeier)


/s/ George E.R. Kinnear II              Director
-------------------------------------
(George E.R. Kinnear II)


/s/ Peter N. Larson                     Director
-------------------------------------
(Peter N. Larson)


/s/ Kenneth L. Lay                      Director
-------------------------------------
(Kenneth L. Lay)


/s/ Thomas J. Perkins                   Director
-------------------------------------
(Thomas J. Perkins)


/s/ Kenneth Roman                       Director
-------------------------------------
(Kenneth Roman)


/s/ Lucille S. Salhany                  Director
-------------------------------------
(Lucille S. Salhany)

                                 EXHIBIT INDEX

3.1 Restated Certificate of Incorporation of Compaq Computer Corporation (incorporated by reference to Exhibit 3.1 to Registrant's Form 10-Q for the quarter ended September 30, 1996).

3.2    Bylaws of Compaq Computer Corporation (incorporated by reference to
       Exhibit 3.2 to Registrant's Form 10-Q for the quarter ended September 30, 1997).

5.1    Opinion of Linda S. Auwers, Esq.

23.1   Consent of Price Waterhouse L.L.P.

23.2   Consent of Linda S. Auwers, Esq. (included in Exhibit 5.1).